Exhibit 99.02
                                  PRESS RELEASE

FOR RELEASE:           IMMEDIATE

CONTACT: Karen Chrosniak, Director of Investor Relations, Dean Marshall, Director of Finance, or
                       Jim Brown, VP of Finance
                       (877) 496-6704



    ADELPHIA COMMUNICATIONS CLOSES SWAP TRANSACTION WITH COMCAST CORPORATION

                        Coudersport, PA - January 3, 2001

Adelphia Communications Corporation ("Adelphia") (NASDAQ: ADLAC) announced today that effective January 1, 2001, it had closed swap agreements involving certain cable systems with Comcast Corporation. Adelphia added approximately 440,000 basic subscribers to two of its largest cable clusters, Los Angeles, CA and West Palm/Fort Pierce, FL. In exchange, Comcast received approximately 457,000 subscribers.

Information regarding the Comcast swap has been the subject of prior Adelphia press releases and filings by Adelphia with the Securities and Exchange Commission.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth largest cable television company in the country.

The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance, the Company's ability to construct, expand and upgrade its cable systems, fiber optic networks and related facilities, reliance on vendors, technological developments and changes in the competitive environment in which the Company operates. Additional information regarding factors that may affect the business and financial results of Adelphia can be found in the Company's most recent Quarterly Report on Form 10-Q, as amended, filed with the Securities Exchange Commission and the Company's Form 10-K for the year ended December 31, 1999, as amended, as well as in the prospectus and most recent prospectus supplement filed under Registration Statement No. 333-78027, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.